As filed with the Securities and Exchange Commission on July 20, 2010

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COPYTELE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	11-2622630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

900 Walt Whitman Road
Melville, New York 11747
(631) 549-5900
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

COPYTELE, INC. 2010 SHARE INCENTIVE PLAN

COPYTELE, INC. 2003 SHARE INCENTIVE PLAN

COPYTELE, INC. 2000 SHARE INCENTIVE PLAN

(Full Title of Plan)

Denis A. Krusos
Chairman of the Board and Chief Executive Officer
CopyTele, Inc.
900 Walt Whitman Road
Melville, New York  11747
(631) 549-5900

(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent for Service)

With copy to
Michael D. Schwamm
Duane Morris LLP
1540 Broadway
New York, New York 10036-4086
(212) 692-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ X ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share issuable pursuant to the CopyTele, Inc. 2010 Share Incentive Plan	15,000,000 shares	$0.265	$3,975,000	$283.42
Common Stock, par value $0.01 per share issued or issuable pursuant to the CopyTele, Inc. 2003 Share Incentive Plan and the CopyTele, Inc. 2000 Share Incentive Plan	20,296,512 shares	Not applicable (3)	Not applicable (3)	Not applicable (3)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock. Also pursuant to Rule 416 under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the CopyTele, Inc. 2010 Share Incentive Plan. In addition, this Registration Statement covers the resale by certain Selling Stockholders named in the prospectus included in and filed with this Form S-8 of certain of the shares of Registrant’s Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Registrant’s Common Stock on the Over-the-Counter Bulletin Board on July 14, 2010 with respect to the 15,000,000 shares of the Registrant’s Common Stock issuable under the CopyTele, Inc. 2010 Share Incentive Plan, which are the only new shares of Common Stock being registered by this Registration Statement.

(3)
Pursuant to Rule 429 under the Securities Act, this Registration Statement is deemed to be a post-effective amendment to the Registrant’s Registration Statement on Form S-8 (File No. 333-156836) filed on January 21, 2009, for which the Registrant paid a registration fee of $203.38 to register 15,000,000  shares of Common Stock for issuance under the CopyTele, Inc. 2003 Share Incentive Plan; the Registrant’s Registration Statement on Form S-8 (File No. 333-146261) filed on September 21, 2007, for which the Registrant paid a registration fee of $283.98 to register  10,000,000 shares of Common Stock for issuance under the CopyTele, Inc. 2003 Share Incentive Plan; the Registrant’s Registration Statement on Form S-8 (File No. 333-132544) filed on March 17, 2006, for which the Registrant paid a registration fee of $1,564.88 to register 15,000,000 shares of Common Stock for issuance under the CopyTele, Inc. 2003 Share Incentive Plan; the Registrant’s Registration Statement on Form S-8 (File No. 333-120333) filed on November 9, 2004, for which the Registrant paid a registration fee of $1,833.98 to register 15,000,000 shares of Common Stock for issuance under the CopyTele, Inc. 2003 Share Incentive Plan; the Registrant’s Registration Statement on Form S-8 (File No. 333-105012) filed on May 5, 2003, for which the Registrant paid a registration fee of $315.51 to register 15,000,000 shares of Common Stock for issuance under the CopyTele, Inc. 2003 Share Incentive Plan; the Registrant’s Registration Statement on Form S-8 (File No. 333-99717) filed on September 18, 2002, for which the Registrant paid a registration fee of $147.20 to register 5,000,000 shares of Common Stock for issuance under the CopyTele, Inc. 2000 Share Incentive Plan; the Registrant’s Registration Statement on Form S-8 (File No. 333-69650) filed on September 19, 2001, for which the Registrant paid a registration fee of $531.25 to register 5,000,000 shares of Common Stock for issuance under the CopyTele, Inc. 2000 Share Incentive Plan; and the Registrant’s Registration Statement on Form S-8 (File No. 333-53416) filed on January 9, 2001, for which the Registrant paid a registration fee of $981.25 to register 5,000,000 shares of Common Stock for issuance under the CopyTele, Inc. 2000 Share Incentive Plan.

Pursuant to Rule 429 under the Securities Act, this Registration Statement is deemed to be a post-effective amendment to the Registrant’s Registration Statement on Form S-8 (File No. 333-156836)  filed on January 21, 2009; the Registrant’s Registration Statement on Form S-8 (File No. 333-146261)  filed on September 21, 2007; the Registrant’s Registration Statement on Form S-8 (File No. 333-132544)  filed on March 17, 2006; the Registrant’s Registration Statement on Form S-8 (File No. 333-120333)  filed on November 9, 2004; the Registrant’s Registration Statement on Form S-8 (File No. 333-105012)  filed on May 5, 2003; the Registrant’s Registration Statement on Form S-8 (File No. 333-99717)  filed on September 18, 2002; the Registrant’s Registration Statement on Form S-8 (File No. 333-69650)  filed on September 19, 2001; and the Registrant’s Registration Statement on Form S-8 (File No. 333-53416)  filed on January 9, 2001.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by CopyTele, Inc., a Delaware corporation (the “Registrant”), relating to 35,296,512 shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), which may be offered and sold pursuant to the Registrant’s 2010 Share Incentive Plan, the Registrant’s 2003 Share Incentive Plan and the Registrant’s 2000 Share Incentive Plan (each, a “Plan” and collectively, the “Plans”). This Registration Statement is intended to:  consolidate in one place the registration of 20,296,512 shares of Common Stock that were previously registered for offer and sale pursuant to the Plans on eight separate registration statements on Forms S-8; revises and updates certain information from the previous registration statements; and register an additional 15,000,000 shares of Common Stock that may be offered and sold pursuant to the Registrant’s 2010 Share Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

CopyTele, Inc. (the “Company”, “we”, or “us”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 15,000,000 shares of our common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to our CopyTele, Inc. 2010 Share Incentive Plan, and to file a prospectus, prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, to be used for reoffers and resales of Common Stock acquired by persons to be named therein upon the exercise of options granted under our CopyTele, Inc. 2010 Share Incentive  Plan.

Pursuant to the Note to Part I on Form S-8, the documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not required to be filed, and are not filed, with the United States Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

CopyTele, Inc.
Common Stock (Par Value $0.01 Per Share)

15,000,000 shares of Common Stock under
the CopyTele, Inc. 2010 Share Incentive Plan

18,754,046 shares of Common Stock under
the CopyTele, Inc. 2003 Share Incentive Plan

1,542,466 shares of Common Stock under
the CopyTele, Inc. 2000 Share Incentive Plan

This prospectus relates to shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of CopyTele, Inc., a Delaware corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares in connection with the exercise of stock options granted, and with stock or other awards made, under, the Company’s 2010 Share Incentive Plan, 2003 Share Incentive Plan, and 2000 Share Incentive Plan (each, a “Plan” and collectively, the “Plans”).  The Plans are intended to provide incentives which will attract, retain, and motivate highly competent persons such as officers, employees, directors, and consultants to our Company by providing them opportunities to acquire shares of our Common Stock.  Additionally, the Plans are intended to assist in further aligning the interests of our officers, employees, directors and consultants to those of its other stockholders.

The persons who are issued such stock may include our directors; officers and/or other key employees and consultants; and certain of whom may be considered our “affiliates”.  Such persons may, but are not required to, sell the shares they acquire pursuant to this prospectus.  If any of such persons desires to sell any of such stock pursuant to this prospectus, we will file with the Securities and Exchange Commission an update to this prospectus naming such person as a selling shareholder and indicating the number of shares such person is offering pursuant to this prospectus.  See “Selling Stockholders” on page 10 of this prospectus.  Our Common Stock is quoted on the OTC Bulletin Board (“OTCBB”) under the symbol “COPY.”  On July 14, 2010, the closing price of the Common Stock, as reported by the OTCBB, was $0.25 per share.

We will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as such Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.  We are paying all expenses of registration incurred in connection with this offering but the Selling Stockholders will pay all brokerage commissions and other selling expenses.

The Selling Stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in which event any profit on the sale of shares of those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS AND OTHER FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2010.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  The Common Stock is not being offered in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the United States Securities and Exchange Commission (the “Commission”). You can read and copy the reports, proxy statements and other information filed by the Company with the Commission at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, we are required to file electronic versions of those materials with the Commission through the Commission’s EDGAR system.  The Commission maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

This prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which we have omitted, in accordance with the rules and regulations of the Commission. You should refer to the full Registration Statement for further information with respect to the Company and our Common Stock.

Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information that we file with the Commission, which means that we can disclose important information to you by referring you to the other information we have filed with the Commission.  The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.

The following documents filed by us with the Commission pursuant to Section 13 of the Exchange Act (File No. 0-11254) are incorporated by reference in this Registration Statement:

(i)	our Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as amended;

(ii)	our Quarterly Report on Form 10-Q for the fiscal quarters ended January 31, 2010 and April 30, 2010;

(iii)	our Current Report on Form 8-K, dated July 20, 2010; and

(iv)
the description of our Common Stock contained in our Registration Statement on Form   8-A filed with the Commission under Section 12 of the Exchange Act on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to the Company contained in this prospectus should be read together with the information in the documents incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).  Requests for copies can be made by writing or telephoning us at 900 Walt Whitman Road, Melville, New York 11747, Attention:  Secretary; telephone number: (631) 549-5900.

Unless otherwise stated in this prospectus, references to “CopyTele”, “we”, “our” and “us” refer to CopyTele, Inc., a Delaware corporation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results.  We generally use the words “believes”, “expects”, “intends”, “plans”, “anticipates”, “likely”, “will”, and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.   These risks, uncertainties and factors include, but are not limited to, those factors more fully described under “Risk Factors”.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

THE COMPANY

Our principal operations include the development, production and marketing of thin, flat, low-voltage phosphor display technology, the development of thin, flat, low-power passive display technology and the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media.

We have pioneered the basic development of an innovative new type of flat panel display technology, which is brighter, has higher contrast and consumes less power than our prior display technology.  This new proprietary display is a color phosphor based display having a unique lower voltage electron emission system to excite the color phosphors.  As with our prior display technology, the new technology emits light to display color images, such as movies from DVD players.  In addition, we are also developing another version of our new type low voltage and low power display having a different matrix configuration and phosphor excitation system.  These new type of displays are expected to be lower in cost than our prior displays.

We were incorporated on November 5, 1982 under the laws of the State of Delaware.  Our principal executive offices are located at 900 Walt Whitman Road, Melville, New York 11747, our telephone number is 631-549-5900, and our Internet website address is www.copytele.com.

RISK FACTORS

An investment in our Common Stock involves a number of risks.  You should carefully consider the following factors in addition to the other information contained in this prospectus, and the information incorporated by reference, before deciding to invest in our Common Stock.  If any of the following risks actually occur, our business and financial results could be materially and adversely affected.  In that case, the trading price of our Common Stock could decline and you could lose all or part of your investment.

●	We have experienced significant net losses and negative cash flows from operations and they may continue.

We have had net losses and negative cash flows from operations in each year since our inception, and we may continue to incur substantial losses and experience substantial negative cash flows from operations.  We have incurred substantial costs and expenses in developing our encryption and flat panel display technologies and in our efforts to produce commercially marketable products incorporating our technology.  We have had limited sales of products to support our operations from inception through October 31, 2009.  We have set forth below our net losses, research and development expenses and net cash used in operations for the three fiscal years ended October 31, 2009, 2008 and 2007:

	Fiscal Years Ended October 31,
	2009	2008	2007
Net loss	$16,489,015	$5,821,604	$5,458,218
Research and development expenses	4,116,200	4,127,393	3,403,943
Net cash used in operations	2,501,566	901,868	2,396,859

●	We may not generate sufficient revenue to support our operations in the future or to generate profits.

Our principal operations include the development, production and marketing of thin, flat, low-voltage phosphor display technology, the development of thin, flat, low-power passive display technology and the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media.  In May 2008, we began receiving license fees related to our display technology from Videocon Industries Limited, an Indian company (“Videocon”) pursuant to a Technology License Agreement (as amended, the “License Agreement”).  The License Agreement provides for payment of additional license fees over the next fiscal year as well as the payment of certain royalties based on sales of products containing our display technology.  However, we can give no assurances that thereafter we will receive any license or similar fees relating to our display technology or that we will receive any royalty payments from Videocon.  In addition, our arrangements with Videocon involve counterparty risk.  Our encryption products are only in their initial stages of commercial production.  Our investments in research and development are considerable.  Our ability to generate sufficient revenues to support our operations in the future or to generate profits will depend upon numerous factors, many of which are beyond our control, including, but not limited to:

●	Our and Videocon’s ability to implement our technology for Videocon to produce and market products containing our displays.
●	The capability of Volga Svet Ltd., a Russian corporation (“Volga”), with whom we have been working for twelve years, to produce color and monochrome displays and supply them to us.
●	Our ability to successfully market our line of encryption products.
●	Our production capabilities and those of our suppliers as required for the production of our encryption products.
●	Long-term performance of our products.
●	The capability of our dealers and distributors to adequately service our encryption products.
●	Our ability to maintain an acceptable pricing level to end-users for both our encryption and display products.
●	The ability of suppliers to meet our and Videocon’s requirements and schedule.
●	Our ability to successfully develop other new products under development, including our thin, flat, low-power passive display technology.

●	Rapidly changing consumer preferences.
●	The possible development of competitive products that could render our products obsolete or unmarketable.
●	Our future negotiations with Volga with respect to payments and other arrangements with Volga.
●	Our ability to successfully implement and commercialize our E-Paper® display technology.

Because our revenue is subject to fluctuation, we may be unable to reduce operating expenses quickly enough to offset any unexpected revenue shortfall.  If we have a shortfall in revenue in relation to expenses, our operating results would suffer.  Our operating results for any particular fiscal year may not be indicative of future operating results.  You should not rely on year-to-year comparisons of results of operations as an indication of our future performance.

●	We may need additional funding in the future which may not be available on acceptable terms and, if available, may result in dilution to our stockholders.

We anticipate that, if cash generated from operations is insufficient to satisfy our requirements, we will require additional funding to continue our research and development activities and market our products.  We believe that our existing cash, cash equivalents, investments in U.S. government securities and accounts receivable, together with cash flows from expected sales of our encryption products and revenue relating to our thin, flat, low-voltage phosphor display technology, but without regard to the timing or amount of license fees and royalties from Videocon, will be sufficient to enable us to continue our marketing, production, and research and development activities.  However, our projections of future cash needs and cash flows may differ from actual results.  If current cash and cash that may be generated from operations are insufficient to satisfy our liquidity requirements, we may seek to sell debt or equity securities or to obtain a line of credit.  The sale of additional equity securities or convertible debt could result in dilution to our stockholders.  It is also management’s intention to continue to compensate employees by issuing stock or stock options.  We currently have no arrangements with respect to additional financing.  We can give no assurances that we will generate sufficient revenues in the future (through sales, license fees and royalties, or otherwise) to satisfy our liquidity requirements or sustain future operations, that our production capabilities will be adequate, that other products will not be produced by other companies that will render our products obsolete, or that other sources of funding would be available, if needed, on favorable terms or at all.  If we cannot obtain such funding if needed, we would need to curtail or cease some or all of our operations.

●	The loss of Videocon as a customer could materially and adversely affect our results of operations and financial condition.

Approximately 95% of our net revenue in our Display Technology Segment; approximately 87% of our total net revenue during fiscal year 2009; all of our net revenue in our Display Technology Segment; and approximately 82% of our total net revenue during fiscal year 2008 came from Videocon.  The loss of Videocon as a customer could have a material adverse effect on our results of operations or financial condition. We may not be able to maintain our customer relationship with Videocon, who may delay performance under, or fail to comply with the payment terms of the License Agreement.  All of these factors could materially and adversely affect our results of operations or financial condition. Any reduction in the amount of revenue that we derive from Videocon, without an offsetting increase in new sales to other customers, could have a material adverse effect on our operating results.

●	Future modifications of the timing of payments under our License Agreement with Videocon could occur that might materially affect in which future periods revenues are recognized.

Under the License Agreement, we were scheduled to receive a license fee of $11 million from Videocon, payable in installments over a 27 month period, which commenced in May 2008 and continues until August 2010.  We agreed to defer the license fee payments due from Videocon that had been scheduled to be paid in the second quarter of fiscal year 2009 and the first quarter of fiscal year 2010.  As of June 30, 2010, we have received aggregate license fee payments from Videocon of $2.9 million.   We presently anticipate that ongoing improvements to our display technology will likely result in future modifications of the timing of payments from Videocon that would materially affect in which future periods revenues from Videocon are recognized and which would delay the payment of the license fee beyond the 27 month period ending in August 2010.  While Videocon’s obligation with respect to the balance of the license fee remains in effect, we cannot presently estimate specific future payment dates for the remaining $8.1 million of license fee payments; however, we are in discussion with Videocon for an additional payment.

●	A substantial portion of our business is with Videocon, a company governed by the laws of India and accordingly, we are faced with the inherent risks of doing business in a foreign country.

There are risks inherent in doing business in a foreign country.  Risks of doing business with a foreign company could materially and adversely affect our results of operations and financial condition.  These risks include, but are not limited to, unpredictable changes in or application of taxation regulations, foreign exchange controls, uncertain or unpredictable political, legal and economic environments and invalidity of government approvals.  The occurrence of one or more of these events or a change in existing policy could have a material adverse effect on our cash flows, earnings, results of operations, and financial condition. These risks may limit or disrupt our operations, restrict the movement of funds or impair contract rights.

In addition, the License Agreement with Videocon provides that it is governed by the law of India and accordingly, in the event of a dispute regarding the License Agreement with Videocon, it may be necessary for us to resolve such dispute in India or another foreign country, where we would be faced with unfamiliar laws and procedures.  The resolution of disputes in foreign countries can be costly and time consuming, similar to the situation in the United States.  However, in a foreign country, we face the additional burden of understanding unfamiliar laws and procedures.  We may not be entitled to a jury trial, as we might be in the United States.  Further, to litigate or arbitrate in a foreign country, we would be faced with the necessity of hiring lawyers and other professionals who are familiar with the foreign laws.  For these reasons, we may incur unforeseen expenses if we are forced to resolve a dispute in India or any other foreign country.

●	Our arrangements with Videocon involve market risks.

At the same time as we entered into the License Agreement, we entered into a share subscription agreement with Mars Overseas (“Mars Overseas”), an affiliate of Videocon to purchase 20,000,000 unregistered shares of our common stock (the “CopyTele Shares”), and a subsidiary of ours, CopyTele International Ltd. (“CopyTele International”) entered into a GDR Purchase Agreement to purchase 1,495,845 global depository receipts (“GDRs”) of Videocon (the “Videocon GDRs”).  The value of the Videocon GDRs owned by us depends upon, among other things, the value of Videocon’s securities in its home market of India, as well as exchange rates between the U.S. dollar and Indian rupee (the currency in which Videocon’s securities are traded in its home market). The value of the Videocon GDRs declined substantially in fiscal year 2008 and while it has partially recovered in fiscal year 2009, we recorded an other than temporary impairment.  We can give no assurances that the value of the Videocon GDRs will not decline in the future and future write downs may occur.

In addition, for the purpose of effecting a lock up of the Videocon GDRs and CopyTele Shares (collectively, the “Securities”) for a period of seven years, and therefore restricting both parties from selling or transferring the Securities during such period, CopyTele International and Mars Overseas entered into two loan and pledge agreements.  The Videocon GDRs are to be held as security for a loan in the principal amount of $5,000,000 from Mars Overseas to CopyTele International, and the CopyTele Shares are similarly held as security for a loan in the principal amount of $5,000,000 from CopyTele International to Mars Overseas.   The loans are for a term of seven years and do not bear interest.  The loan agreements also provide for customary events of default which may result in forfeiture of the Securities by the defaulting party.  We can give no assurances that the respective parties receiving such loans will not default on such loans.

●	Our arrangements with Volga involve liquidity and market risks.

In September 2009, we entered into a Technology License Agreement (the “Technology License Agreement”) with Volga to produce and market our thin, flat, low voltage phosphor displays in Russia.  At the same time as we entered into the Technology License Agreement, we entered into a separate agreement with Volga whereby we acquired a 19.9% ownership interest in Volga in exchange for 150,000 unregistered shares of our common stock.  The Volga shares are not publicly traded and there is no assurance that we will be able to sell the shares at an acceptable price, if at all.

●	We are dependent upon a few key employees and the loss of their services could adversely affect us.

Our future success is dependent on our ability to hire, retain and motivate highly qualified personnel.  In particular, our success depends on the continued efforts of our Chief Executive Officer, Denis A. Krusos, who is engaged in the management and operations of our business, including all aspects of the development, production and marketing of our encryption products and flat panel display technology.  In addition, Mr. Krusos, as well as our other skilled management and technical personnel, are important to our future business and financial arrangements.  We do not have an employment agreement with, nor do we maintain “key person” life insurance on, Mr. Krusos.  The loss of the services of any such persons could have a material adverse effect on our business and operating results.

●
A substantial portion of the Company’s material products have not been incorporated into commercially marketable products, have not generated any product revenue and may not generate product revenue in the future.

With the exception of our Encryption Products, all of the Company’s products have not been incorporated into commercially marketable products, have not generated any revenue from commercial productions (other than license fees) and may never be commercialized.  Even if commercialized, the Company’s products may not be commercially successful because consumers may not accept the Company’s products or third parties may develop superior technology or have proprietary rights that preclude the Company from marketing its products.

●	The very competitive markets for our encryption products and flat panel display technology could have a harmful effect on our business and operating results.

The markets for our encryption products and flat panel display technology worldwide are highly competitive and subject to rapid technological changes.  Most of our competitors are larger than us and possess financial, research, service support, marketing, manufacturing and other resources significantly greater than ours.  Competitive pressures may have a harmful effect on our business and operating results.

●	Our common stock is subject to the Commission’s penny stock rules which may make our shares more difficult to sell.

Our common stock fits the definition of a penny stock and therefore is subject to the rules adopted by the Commission regulating broker-dealer practices in connection with transactions in penny stocks.  The Commission’s rules may have the effect of reducing trading activity in our common stock making it more difficult for investors to sell their shares.  The Commission’s rules require a broker or dealer proposing to effect a transaction in a penny stock to deliver the customer a risk disclosure document that provides certain information prescribed by the Commission, including, but not limited to, the nature and level of risks in the penny stock market.  The broker or dealer must also disclose the aggregate amount of any compensation received or receivable by him in connection with such transaction prior to consummating the transaction.  In addition, the Commission’s rules also require a broker or dealer to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction before completion of the transaction.  The existence of the Commission’s rules may result in a lower trading volume of our common stock and lower trading prices.

●	We have not paid, nor do we anticipate paying, any cash dividends in the future.

We have never paid cash dividends and do not anticipate paying any cash dividends in the foreseeable future.  Payment of dividends on our common stock is within the discretion of our Board of Directors and will depend upon our future earnings, capital requirements, financial condition and other relevant factors.  We have no plan to declare any cash dividends in the foreseeable future.  It is anticipated that earnings, if any, which may be generated from future operations will be used to finance our continued operations.

●	Our recently adopted 2010 Share Incentive Plan may dilute your percentage ownership interest and may also result in downward pressure on the price of our common stock.

Our recently adopted 2010 Share Incentive Plan (the “2010 Plan”) provides for the grant of stock-based incentives to our directors, officers and/or key employees and consultants as determined by a committee appointed by the Board of Directors.  A total of 15,000,000 shares of our common stock are reserved under the 2010 Plan.  Stockholders would experience a dilution in ownership interest of approximately 9%, assuming the maximum issuance of 15,000,000 shares of common stock upon the exercise of stock options granted or other awards issued under the 2010 Plan.  In addition, it is possible that the Selling Stockholders will offer all of the Shares for sale and that a significant number of Shares could be sold at the same time.  Because the market for our common stock is thinly traded, the sales and/or the perception that those sales may occur, could adversely affect the market price of our common stock.  Furthermore, the mere existence of a significant number of shares of common stock reserved under the 2010 Plan may be perceived by the market as having a potential dilutive effect, which could lead to a decrease in the price of our common Stock.

SELLING STOCKHOLDERS

 The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of the date of this prospectus; (c) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the Company’s Common Stock by such Selling Stockholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. No Selling Stockholder owns more than 1% of the Company’s Common Stock, other than Denis Krusos, who owns 6.4%.  If Mr. Krusos and the other officers and directors of the Company were to sell all shares that may be so offered and assuming no other changes in their beneficial ownership of the Company’s Common Stock after the date of this prospectus, Mr. Krusos and the officers and directors as a group would own less than 1% of the Company’s Common Stock.  However, neither Mr. Krusos nor any of the other officers and directors have a present intention to do so, although they retain the right to do so.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company

Selling Stockholder	Principal Position with the Company (1)	Shares Beneficially Owned (2)(3)	Number of Shares Offered for Resale (4)	Shares Beneficially Owned After the Resale (2)
Denis A. Krusos	Director, Chairman of the Board and Chief Executive Officer	10,169,880	9,100,000	1,069,880
Henry P. Herms	Director, Chief Financial Officer and Vice President – Finance	755,575	745,000	10,575
George P. Larounis	Director	760,000	780,000	40,000
Total		11,685,455	10,625,000	1,120,455

(1)	All positions described are with the Company, unless otherwise indicated.

(2)
The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act.  Shares underlying options are reflected only to the extent that the option is exercisable as of, or within 60 days after, the date of this prospectus. As a result, “Shares Beneficially Owned” may not reflect all of the Shares that may be sold pursuant to this Registration Statement.

(3)
Includes 9,100,000 shares, 745,000 shares, and 720,000 shares which Denis A. Krusos, Henry P. Herms, George P. Larounis have the right to acquire within 60 days upon exercise of options granted pursuant to the Plans.

(4)
Includes shares issued or issuable upon exercise of options (including options that are not exercisable as of, or within 60 days after, the date of this prospectus) and shares granted to such employees under the Plans. Some of these shares may have been sold prior to the date of this prospectus.

* * *

The Company may supplement this prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of securities offered for resale and the position, office or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

USE OF PROCEEDS

Shares covered by this prospectus will be sold by the Selling Stockholders as principals for their own account.  We will not receive any proceeds from sales of any shares by Selling Stockholders.

PLAN OF DISTRIBUTION

The purpose of the prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they acquired or will acquire pursuant to the Plans at such times and at such places as the Selling Stockholders choose.

The decision to exercise options for Shares, or to sell any Shares, is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by certain individuals. There can be no assurance that any of the options will be exercised or any Shares will be sold by the Selling Stockholders.

Subsequent to exercise, if any, each Selling Stockholder is free to offer and sell his Shares at such times, in such manner and at such prices as he or she shall determine. The Selling Stockholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) on the OTCBB (or such other market, if any, on which our Common Stock may be listed or quoted), in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares and that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, no person engaged in the distribution of the Shares may simultaneously engage in market making activities with respect to our Common Stock for a restricted period before the commencement of the distribution. In addition, the Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market, the provisions of which may limit the timing of purchases and sales of the Shares by the Selling Stockholders.

LEGAL MATTERS

Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Duane Morris LLP, our legal counsel.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the report of KPMG LLP, independent registered public accountants, upon the authority of said firms as experts in accounting and auditing in giving said reports.

The financial statements and schedules as of October 31, 2008 and for each of the two years in the period ended October 31, 2008, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents By Reference.

The following documents filed with the Securities and Exchange Commission by the Company are incorporated by reference in this Registration Statement:

(i)	The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, as amended;

(ii)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended January 31, 2010 and April 30, 2010;

(iii)	The Company’s Current Report on Form 8-K, dated July 20, 2010; and

(iv)
The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on October 24, 1983, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.   Section 145 also permits a corporation to indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of any action or suit by or in the right of the corporation, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Article XIII of the By-Laws of the Company contains provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The Company’s By-Laws, as amended and restated, are filed as an Exhibit to this Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation, as amended. (Incorporated by reference to Form 10-Q for the fiscal quarter ended July 31, 1992 and to Form 10-Q for the fiscal quarter ended July 31, 1997.)

4.2	Amended and Restated By-laws. (Incorporated by reference to Exhibit 3.2 to our Form 8-K dated August 4, 2008.)

4.3	CopyTele, Inc. 2000 Share Incentive Plan. (Incorporated by reference to Annex A of our Proxy Statement dated June 12, 2000.)

4.4
Amendment No. 1 to the CopyTele, Inc. 2000 Share Incentive Plan, adopted on July 6, 2001 and approved by shareholders on August 16, 2001.  (Incorporated by reference to Form 10-Q for the fiscal quarter ended July 31, 2001.)

4.5
Amendment No. 2 to the CopyTele, Inc. 2000 Share Incentive Plan, adopted on July 16, 2002 and approved by shareholders on September 12, 2002.  (Incorporated by reference to Exhibit 4(e) to our Form S-8 (Registration No. 333-99717) dated September 18, 2002.)

4.6	CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4 to our Form S-8 dated May 5, 2003).

4.7	Amendment No. 1 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(e) to our Form S-8 dated November 9, 2004.)

4.8	Amendment No. 2 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006).

4.9	Amendment No. 3 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006).

4.10	Amendment No. 4 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(g) to our Form S-8 dated September 21, 2007.)

4.11	Amendment No. 5 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(g) to our Form S-8 dated January 21, 2009.)

4.12	Amendment No. 6 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.5 to our Form 8-K, dated July 20, 2010).

4.13	CopyTele, Inc. 2010 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated July 20, 2010).

5	Opinion and consent of Duane Morris LLP (filed herewith).

23.1	Consent of Grant Thornton LLP (filed herewith).

23.2	Consent of KPMG (filed herewith).

23.3	Consent of Duane Morris LLP (included in Exhibit 5).

24	Powers of Attorney (included on signature page).

Item 9.    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 pursuant to the Securities Act;

(ii)          any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on this 20th day of July, 2010.

CopyTele, Inc.

By:	/s/ Denis A. Krusos
Denis A. Krusos
Chairman of the Board and
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Denis A. Krusos and Henry P. Herms acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Denis A.Krusos Denis A. Krusos	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2010
/s/ Henry P. Herms Henry P. Herms	Vice President-Finance, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	July 20, 2010
/s/ George P. Larounis George P. Larounis	Director	July 20, 2010

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion and consent of Duane Morris LLP (filed herewith).

23.1	Consent of Grant Thornton LLP (filed herewith).

23.2	Consent of KPMG (filed herewith).